UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
March 4, 2011
INOVIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1787 Sentry Parkway West
Building 18, Suite 400
Blue Bell, Pennsylvania	19422

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (267) 440-4200
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 4, 2011, the compensation committee of our board of directors approved a 5% increase in base salary for all of our personnel, including the following executive officers: Dr. J. Joseph Kim, our President and Chief Executive Officer, Dr. Avtar Dhillon, our Executive Chairman, and Peter Kies, our Chief Financial Officer.
     In addition, the compensation committee approved performance bonuses with respect to the year ended December 31, 2010 and stock options grants to these executive officers, as follows:
•	Dr. Kim: $153,090 bonus amount and stock options to purchase 250,000 shares of our common stock;
•	Dr. Dhillon: $102,060 bonus amount and stock options to purchase 150,000 shares of our common stock; and
•	Mr. Kies: $51,750 bonus amount and stock options to purchase 120,000 shares of our common stock.
     The exercise price of the stock options will be based upon the closing price of our common stock on March 11, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.
By:	/s/ Peter Kies
Peter Kies,
Chief Financial Officer

Date: March 4, 2011